Exhibit 99.1

Herbalife Ltd. Announces Record Fourth Quarter 2013 and Record Full Year Results, and Raises 2014 Earnings Guidance

  Fourth quarter worldwide volume growth of 13 percent compared to the prior year period.
  Fourth quarter EPS of $1.15 increased 15 percent, and adjusted1 EPS of $1.28 increased 28 percent, both as compared to the prior year period.
  Raises FY'14 adjusted2 diluted EPS guidance to a range of $5.85 to $6.05, reflecting the impact of the recent financial transactions and subsequent share repurchase.
  Annual sales leader retention of approximately 51.8 percent.
  Generated $773 million in operating cash flow in fiscal 2013.
  Board of Directors approved a $0.30 per share quarterly dividend.

LOS ANGELES--(BUSINESS WIRE)--February 18, 2014--Herbalife Ltd. (NYSE: HLF) today reported fourth quarter net sales of $1.3 billion, reflecting an increase of 20 percent compared to the same period in 2012, on volume point growth of 13 percent. Net income for the quarter was $123.5 million, or $1.15 per diluted share. On an adjusted basis, adjusted1 net income for the quarter was $137.2 million, or $1.28 per diluted share, as compared to 2012 fourth quarter net income3 of $112.2 million and EPS of $1.00.

For the twelve months ended December 31, 2013, the company reported record net sales of $4.8 billion, an 18 percent increase, on 13 percent growth in volume compared to 2012. For the same period, the company reported net income of $527.5 million, or $4.91 per diluted share. On an adjusted basis, adjusted1 net income of $577.4 million, or $5.37 per diluted share, reflected increases of 24 percent and 36 percent respectively, over 2012 net income3 of $464.0 million and EPS of $3.94.

"Herbalife delivered another year of record financial performance achieved through the consistent execution of key strategies to expand daily consumption of our products," said Michael O. Johnson, Herbalife's chairman and CEO. "The global obesity epidemic continues to expand around the world, having an adverse impact on community health. Our independent Members are uniquely positioned, with education, coaching, and nutritious, industry-leading products to help their customers live healthier lives."

For the year ended December 31, 2013, Herbalife generated cash flow from operations of $772.9 million, an increase of 36 percent compared to 2012; paid dividends of $123.1 million; invested $162.5 million in capital expenditures; and repurchased $297.4 million in common shares outstanding under our previous share repurchase program.

Herbalife recently announced that the Board of Directors approved an increase in its share repurchase authorization to $1.5 billion. Following repurchases made in connection with the company’s recent financing transaction on February 7, 2014, the remaining authorized capacity under the repurchase program is $814 million.

Fourth Quarter and Fiscal 2013 Key Metrics4,5

Regional Volume Point and Average Active Sales Leader Metrics

	Volume Points (Mil)		Average Active Sales Leaders
Region	4Q'13	Yr/Yr % Chg	4Q'13	Yr/Yr % Chg
North America	287.0	7%	73,511	8%
Asia Pacific	292.4	-4%	73,792	6%
EMEA	183.9	17%	53,776	14%
Mexico	218.7	5%	66,535	8%
South & Central America	278.6	25%	65,690	29%
China	102.7	103%	17,416	39%
Worldwide Total	1,363.3	13%	339,744	13%

	Volume Points (Mil)		Average Active Sales Leaders
Region	FY 2013	Yr/Yr % Chg	FY 2013	Yr/Yr % Chg
North America	1,249.9	8%	72,058	9%
Asia Pacific	1,225.4	2%	71,542	13%
EMEA	698.0	16%	49,650	13%
Mexico	864.3	6%	63,581	10%
South & Central America	966.2	31%	58,090	29%
China	333.6	62%	14,808	27%
Worldwide Total	5,337.4	13%	318,740	15%

2013 Annual Sales Leader Requalification

By the end of January of each year, sales leaders are required to re-qualify to retain their sales leader status. A record number of sales leaders were retained in 2013. The overall pool of sales leaders needing to re-qualify increased by approximately 10% compared to the prior year and we retained 10% more of them than in the prior year. While size of the group needing to re-qualify increased for the year, our overall retention rate remained fairly constant at 51.8%.

2014 First Quarter and Full Year Guidance

Forward guidance excludes the impact of expenses (primarily for legal and advisory services) relating to the company's response to information put into the marketplace by a short seller, which information the company believes to be inaccurate and misleading, and the impact of non-cash interest costs associated with the company’s Convertible Notes. Forward guidance is based on the average daily exchange rates of the first two weeks of January. Included in the guidance is the use of the GAAP rate for Venezuela of 6.3 to 1 for January results and 10 to 1 for the balance of the year and excludes the potential impact of future devaluation of the Venezuelan bolivar and any future repatriation of existing cash balances in Venezuela.

	Three Months Ending		Twelve Months Ending
	March 31, 2014		December 31, 2014
	Low	High	Low	High
Volume Point Growth vs 2013	6.5%	8.5%	6.5%	8.5%
Net Sales Growth vs 2013	8.0%	10.0%	7.5%	9.5%
Diluted EPS as adjusted	$1.25	$1.29	$5.85	$6.05
Cap Ex ($ millions)	$35.0	$45.0	$165.0	$185.0
Effective Tax Rate	27.5%	29.5%	28.0%	30.0%

Announces Quarterly Dividend

Herbalife reported today that its Board of Directors has approved a dividend of $0.30 per share to shareholders of record March 4, 2014, payable on March 18, 2014.

Fourth Quarter and Fiscal 2013 Earnings Conference Call

Herbalife senior management will host an investor conference call to discuss its recent financial results and provide an update on current business trends on Wednesday, February 19, 2013 at 8 a.m. PST (11 a.m. EST).

The dial-in number for this conference call for domestic callers is (877) 317-1296 and (706) 634-5671 for international callers (conference ID 31194371). Live audio of the conference call will be simultaneously webcast in the investor relations section of the Company's website at http://ir.herbalife.com.

An audio replay will be available following the completion of the conference call in MP3 format or by dialing (855) 859-2056 for domestic callers or (404) 537-3406 for international callers (conference ID 31194371). The webcast of the teleconference will be archived and available on Herbalife's website.

About Herbalife Ltd.

Herbalife Ltd. (NYSE:HLF) is a global nutrition company that sells weight-management, nutrition and personal care products intended to support a healthy lifestyle. Herbalife products are sold in more than 90 countries to and through a network of independent members. The Company supports the Herbalife Family Foundation and its Casa Herbalife program to help bring good nutrition to children. Herbalife's website contains a significant amount of financial and other information about the company at http://ir.Herbalife.com. The company encourages investors to visit its website from time to time, as information is updated and new information is posted.

1 See Schedule A – “Reconciliation of Non-GAAP Financial Measures” for more detail.

2 Adjusted diluted EPS excludes non-cash interest expense associated with the company’s Convertible Notes.

3 There were no non-GAAP adjustments reported against the company’s 2012 fourth quarter or full-year U.S. GAAP results.

4 Supplemental tables that include additional business metrics can be found at http://www.ir.herbalife.com.

5 Worldwide Average Active Sales Leaders may not equal the sum of the Average Active Sales Leaders in each region due to the calculation being an average of Sales Leaders active in a period, not a summation, and the fact that some sales leaders are active in more than one region but are counted only once in the worldwide amount.

FORWARD-LOOKING STATEMENTS

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in our filings with the Securities and Exchange Commission. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, among others, the following:

  any collateral impact resulting from the ongoing worldwide financial environment, including the availability of liquidity to us, our customers and our suppliers or the willingness of our customers to purchase products in a difficult economic environment;
  our relationship with, and our ability to influence the actions of, our Members;
  improper action by our employees or Members in violation of applicable law;
  adverse publicity associated with our products or network marketing organization, including our ability to comfort the marketplace and regulators regarding our compliance with applicable laws;
  changing consumer preferences and demands;
  our reliance upon, or the loss or departure of any member of, our senior management team which could negatively impact our Member relations and operating results;
  the competitive nature of our business;
  regulatory matters governing our products, including potential governmental or regulatory actions concerning the safety or efficacy of our products and network marketing program, including the direct selling market in which we operate;
  legal challenges to our network marketing program;
  risks associated with operating internationally and the effect of economic factors, including foreign exchange, inflation, disruptions or conflicts with our third party importers, pricing and currency devaluation risks, especially in countries such as Venezuela;
  uncertainties relating to the application of transfer pricing, duties, value added taxes, and other tax regulations, and changes thereto;
  uncertainties relating to interpretation and enforcement of legislation in China governing direct selling;
  uncertainties relating to the interpretation, enforcement or amendment of legislation in India governing direct selling;
  our inability to obtain the necessary licenses to expand our direct selling business in China;
  adverse changes in the Chinese economy, Chinese legal system or Chinese governmental policies;
  our dependence on increased penetration of existing markets;
  contractual limitations on our ability to expand our business;
  our reliance on our information technology infrastructure and outside manufacturers;
  the sufficiency of trademarks and other intellectual property rights;
  product concentration;
  changes in tax laws, treaties or regulations, or their interpretation;
  taxation relating to our Members;
  product liability claims;
  whether we will purchase any of our shares in the open markets or otherwise; and
  share price volatility related to, among other things, speculative trading and certain traders shorting our common shares.

We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

RESULTS OF OPERATIONS:

Herbalife Ltd. and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	12/31/2013	12/31/2012	12/31/2013	12/31/2012

North America	$210,302	$197,052	$907,999	$841,243
Mexico	142,599	132,070	562,369	496,101
South and Central America	290,344	203,252	973,456	688,799
EMEA	197,644	164,684	735,253	627,801
Asia Pacific	279,603	295,166	1,174,607	1,139,867
China	148,387	67,096	471,624	278,519
Worldwide net sales	1,268,879	1,059,320	4,825,308	4,072,330
Cost of Sales	251,807	211,105	963,423	812,583
Gross Profit	1,017,072	848,215	3,861,885	3,259,747
Royalty Overrides	380,735	355,658	1,497,556	1,338,633
Selling, General and Administrative Expenses	454,478	332,764	1,629,052	1,259,667
Operating Income	181,859	159,793	735,277	661,447
Interest Expense - net	2,902	2,453	18,560	10,541
Income before income taxes	178,957	157,340	716,717	650,906
Income Taxes	55,417	45,133	189,192	186,944
Net Income	123,540	112,207	527,525	463,962

Basic Shares	101,211	107,444	102,620	112,359
Diluted Shares	107,234	112,230	107,445	117,856

Basic EPS	$1.22	$1.04	$5.14	$4.13
Diluted EPS	$1.15	$1.00	$4.91	$3.94

Dividends declared per share	$0.30	$0.30	$1.20	$1.20

Herbalife Ltd. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)
	Dec 31,	Dec 31,
	2013	2012

ASSETS
Current Assets:
Cash & cash equivalents	$972,974	$333,534
Receivables, net	100,326	116,139
Inventories	351,201	339,411
Prepaid expenses and other current assets	148,774	145,624
Deferred income taxes	69,845	49,339
Total Current Assets	1,643,120	984,047

Net Property, plant and equipment	318,860	242,886
Deferred compensation plan assets	26,821	24,267
Other assets	63,713	48,805
Deferred financing cost, net	4,896	7,462
Marketing related intangibles and other intangible assets, net	310,801	311,186
Goodwill	105,490	105,490
Total Assets	$2,473,701	$1,724,143

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$82,665	$75,209
Royalty overrides	266,952	243,351
Accrued compensation	111,905	95,220
Accrued expenses	267,501	181,523
Current portion of long-term debt	81,250	56,302
Advance sales deposits	68,079	49,432
Income taxes payable	43,826	61,325
Total Current Liabilities	922,178	762,362

Non-current liabilities
Long-term debt, net of current portion	850,019	431,305
Deferred compensation plan liability	37,226	29,454
Deferred income taxes	66,026	62,982
Other non-current liabilities	46,806	42,557
Total Liabilities	1,922,255	1,328,660

Commitments and Contingencies

Shareholders' equity:
Common shares	101	107
Paid-in capital in excess of par value	323,860	303,975
Accumulated other comprehensive loss	(19,794)	(31,695)
Retained earnings	247,279	123,096
Total Shareholders' Equity	551,446	395,483

Total Liabilities and Shareholders' Equity	$2,473,701	$1,724,143

Herbalife Ltd. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Twelve Months Ended
	12/31/2013	12/31/2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$527,525	$463,962
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	84,739	74,384
Excess tax benefits from share-based payment arrangements	(15,566)	(29,684)
Share based compensation expenses	29,492	27,906
Amortization of discount and deferred financing costs	2,579	1,797
Deferred income taxes	(24,910)	(7,758)
Unrealized foreign exchange transaction loss (gain)	5,757	2,121
Foreign exchange loss from Venezuela currency devaluation	15,116	-
Other	15,410	532
Changes in operating assets and liabilities:
Receivables	9,224	(28,186)
Inventories	(39,878)	(82,177)
Prepaid expenses and other current assets	(9,405)	249
Other assets	(9,408)	(5,288)
Accounts payable	10,844	17,034
Royalty overrides	28,765	41,868
Accrued expenses and accrued compensation	86,039	39,440
Advance sales deposits	21,959	17,790
Income taxes	26,821	28,042
Deferred compensation plan liability	7,772	5,752
NET CASH PROVIDED BY OPERATING ACTIVITIES	772,875	567,784
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(146,958)	(121,524)
Proceeds from sale of property, plant and equipment	186	280
Investments in Venezuelan bonds	(4,050)	-
Deferred compensation plan assets	-	(3,756)
NET CASH USED IN INVESTING ACTIVITIES	(150,822)	(125,000)
CASH FLOWS FROM FINANCING ACTIVITIES
Dividends paid	(123,055)	(135,091)
Borrowings from long-term debt	763,180	1,430,560
Principal payments on long-term debt	(319,483)	(1,146,580)
Deferred financing costs	-	(4,460)
Share repurchases	(306,441)	(556,727)
Excess tax benefits from share-based payment arrangements	15,566	29,684
Proceeds from exercise of stock options and sale of stock under employee stock purchase plan	975	11,373
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	30,742	(371,241)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(13,355)	3,216
NET CHANGE IN CASH AND CASH EQUIVALENTS	639,440	74,759
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	333,534	258,775
CASH AND CASH EQUIVALENTS, END OF YEAR	972,974	333,534
CASH PAID DURING THE YEAR
Interest paid	$23,046	$14,268
Income taxes paid	$197,078	$169,725
NON CASH ACTIVITIES
Accrued capital expenditures	$29,625	$15,310

SUPPLEMENTAL INFORMATION

SCHEDULE A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited and unreviewed), (dollars in thousands, except per share data)

In addition to its reported results, the Company has included in the tables below adjusted results that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Management believes that such non-GAAP financial measures, when read in conjunction with the Company’s reported results, can provide useful supplemental information for investors in analyzing period to period comparisons of the Company’s results.

The following is a reconciliation of net income, presented and reported in accordance with U.S. generally accepted accounting principles, to net income adjusted for certain items:

	Three Months Ended		Twelve Months Ended
	12/31/2013	12/31/2012	12/31/2013	12/31/2012
	(in thousands)

Net income, as reported	$123,540	$112,207	$527,525	$463,962
Venezuela devaluation impact (net of ($1,442) and $5,354 tax benefit for the three and twelve months ended December 31, 2013, respectively) (1)(2)	1,442	-	9,761	-
Expenses incurred responding to attacks on the Company's business model (net of $1,372 and $4,613 tax benefit for the three and twelve months ended December 31, 2013, respectively)(1)	3,938	-	24,527	-
Expenses incurred for the re-audit of 2010 to 2012 financial statements due to resignation of KPMG (net of $2,524 and $4,853 tax benefit for the three and twelve months ended December 31, 2013)(1)	8,269	-	15,570	-
Net income, as adjusted	$137,189	$112,207	$577,383	$463,962

The following is a reconciliation of diluted earnings per share, presented and reported in accordance with U.S. generally accepted accounting principles, to diluted earnings per share adjusted for certain items:

	Three Months Ended		Twelve Months Ended
	12/31/2013	12/31/2012	12/31/2013	12/31/2012

Diluted earnings per share, as reported	$1.15	$1.00	$4.91	$3.94
Venezuela devaluation impact (net of ($1,442) and $5,354 tax benefit for the three and twelve months ended December 31, 2013, respectively) (1)(2)	0.01	-	0.09	-
Expenses incurred responding to attacks on the Company's business model (net of $1,372 and $4,613 tax benefit for the three and twelve months ended December 31, 2013, respectively)(1)	0.04	-	0.23	-
Expenses incurred for the re-audit of 2010 to 2012 financial statements due to resignation of KPMG (net of $2,524 and $4,853 tax benefit for the three and twelve months ended December 31, 2013)(1)	0.08	-	0.14	-
Diluted earnings per share, as adjusted	$1.28	$1.00	$5.37	$3.94

(1) The income tax impact of the non-GAAP adjustments is based on items affecting the Company's 2013 full year GAAP effective tax rate. Adjustments to items unrelated to these non-GAAP adjustments have had an effect on the income tax impact of the non-GAAP adjustments in periods subsequent to the underlying non-GAAP adjustments.

(2) The amount for the three months ended December 31, 2013 relates to the change in tax benefit, as explained in note 1, for the Venezuela devaluation that was recorded in the first quarter.

The following is a reconciliation of total long-term debt to net debt:

	12/31/2013	12/31/2012

Total long-term debt (current and long-term portion)	$931,269	$487,607
Less: Cash and cash equivalents	972,974	333,534
Net debt	$(41,705)	$154,073

CONTACT:
Herbalife Ltd.
Media Contact:
Barbara Henderson
SVP, Worldwide Corp. Comm.
213-745-0517
or
Investor Contact:
Amy Greene
VP, Investor Relations
213-745-0474